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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262 of Roberds, Inc. on Form S-8, (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8 (vi) Registration Statement No. 333-43977 of Roberds, Inc. on Form S-8 and (vii) Registration Statement No. 333-37829 of Roberds, Inc. on Form S-8 of our report dated May 28, 1998 on the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan appearing in this Amendment Number 2 to the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
June 15, 1998



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